UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2011

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, the Compensation Committee of the Board of Directors of Loral Space & Communications Inc. (the "Company" or "Loral") approved, and, on July 19, 2011, the Company and Mr. Michael B. Targoff entered into the First Amendment of Employment Agreement between the Company and Mr. Targoff (the "Amendment"). The Amendment amends the Amended and Restated Employment Agreement dated as of December 17, 2008 by and between Loral and Mr. Targoff (the "Employment Agreement") and provides for, among other things, an extension of the term of Mr. Targoff’s employment as Chief Executive Officer of the Company to December 31, 2011, an increase in Mr. Targoff’s base salary rate for 2011 to $1,094,525 per year and deletion of the provision that entitled Mr. Targoff to a tax gross-up with respect to excise taxes resulting from excess parachute payments. The Amendment is effective retroactive to December 31, 2010, the expiration of the employment term under the Employment Agreement. The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1 First Amendment of Employment Agreement dated as of July 19, 2011 between Loral Space & Communication Inc. and Michael B. Targoff (Management compensation plan)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

July 20, 2011	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment of Employment Agreement dated as of July 19, 2011 between Loral Space & Communication Inc. and Michael B. Targoff (Management compensation plan)